EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Debra Nalchajian-Cohen
Cohen Communications
(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP
ANNOUNCES STOCK TRANSFER AGENT CHANGE

CLOVIS, CALIFORNIA…February 5, 2004…The Board of Directors of Central Valley Community Bancorp (OTC Bulletin Board: CVCY), the parent company of Central Valley Community Bank, has appointed Registrar and Transfer Company as its transfer agent and registrar.  Effective February 6, 2004, all inquires concerning the transfer of Central Valley Community Bancorp stock must be made through:

Registrar and Transfer Company

Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

(800) 368-5948

info@rtco.com.

Central Valley Community Bancorp trades over-the-counter under the symbol CVCY.OB. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates seven full-service offices in Clovis, Fresno, Prather, Kerman and Sacramento.  Real Estate Lending and SBA Lending Departments are located in Clovis, with an Agribusiness Lending Department located in Fresno.  Investment services, provided by Investment Centers of America are housed at the Bank’s Main office in Clovis.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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